Exhibit 10.58

Execution Copy

TRANSFER AGREEMENT AND AMENDMENT

This TRANSFER AGREEMENT AND AMENDMENT (this “Agreement”), dated December 30, 2013 (the “Effective Date”), is made between SFX Entertainment, Inc., a Delaware corporation (the “Buyer Parent”), SFX-IDT N.A. Holding II LLC, a Delaware limited liability company (the “Buyer” and, collectively with the Buyer Parent, the “Buyer Parties”), SFXE Netherlands Holdings B.V., a company organized under the laws of the Netherlands (the “ROW Buyer”), and ID&T NewHolding B.V. (n/k/a ID&T Holding B.V.), a company organized under the laws of the Netherlands (“ID&T Worldwide”), on the one hand, and One of Us Holding B.V., a company organized under the laws of the Netherlands (the “Seller Parent”), and One of Us B.V. (f/k/a ID&T Holding B.V.), a company organized under the laws of the Netherlands (the “Seller” and, collectively with the Seller Parent, the “Seller Parties”; the Buyer Parties, the ROW Buyer, ID&T Worldwide, and the Seller Parties, collectively, the “Parties”), on the other hand.

A.                                    The Parties are party to a stock purchase agreement (the “ID&T International SPA”), dated October 18, 2013 (the “Closing Date”), pursuant to which the Seller transferred to the Buyer 100% of the outstanding capital stock of One of Us International B.V., a company organized under the laws of the Netherlands (“ID&T International”).

B.                                    The Buyer Parent, the ROW Buyer, and the Seller Parent are party to a stock purchase agreement, dated August 8, 2013, as amended by Amendment Number One to Stock Purchase Agreement, dated the Closing Date (the stock purchase agreement, as so amended, the “ID&T Worldwide SPA”), pursuant to which the Seller Parent transferred to the ROW Buyer 100% of the outstanding capital stock of ID&T Worldwide.

C.                                    Under the ID&T International SPA: (i) each Seller Party represented to the Buyer Parties that, prior to the Closing Date, the Seller Parties caused ID&T International to make a dividend distribution (the “Belgium JV Equity Economic Distribution”) to the Seller of all economic benefits, including the benefits of ownership (including the right to receive dividends, or any other form of distribution of capital, reserves, or retained profits, whether in respect of the current financial year or in respect of any previous financial years, that have not been distributed or paid out at the time of such distribution), of and with respect to the Belgium JV Equity (as defined in the ID&T International SPA) (such benefits, the “Belgium JV Equity Benefits”) and all of the obligations, including all of the burdens of ownership, of and with respect to the Belgium JV Equity (such obligations, the “Belgium JV Equity Obligations”), and to provide for the Seller to bear all of the Belgium JV Equity Obligations and be entitled to all of the Belgium JV Equity Benefits; and (ii) following the Closing, the Seller Parties are obligated to use their reasonable best efforts to obtain the consent of M&M to the transfer of the Belgium JV Equity (as evidenced by the Belgium JV Equity Economic Distribution) to the Seller (such consent, the “M&M Consent”) and, promptly after obtaining the M&M Consent, the Seller Parties are obligated to memorialize such transfer.

D.                                    The ID&T Worldwide SPA and certain of the Ancillary Documents contemplate that the Belgium JV Equity Benefits and the Belgium JV Equity Obligations would be transferred to the Seller as described in the ID&T International SPA.

E.                                     The ID&T International SPA, the ID&T Worldwide SPA, and the Ancillary Documents (collectively, the “Transaction Documents”) inaccurately reflect the intent of the Parties with respect to the Belgium JV Equity Benefits, the Belgium JV Equity Obligations, the ownership of the Belgium JV Equity, and the actions to be taken with respect to the transfer of the Belgium JV Equity.

F.                                      The Parties desire:

(i)                                     to acknowledge that the Parties intended that the Belgium JV Equity (including the Belgium JV Equity Benefits and the Belgium JV Equity Obligations) be owned (beneficially and otherwise) as of the Closing solely by the Buyer Parent or an Affiliate of the Buyer Parent; and

(ii)                                  to amend the terms of the Transaction Documents, as applicable, to reflect the Parties’ intention with respect to the Belgium JV Equity, the Belgium JV Equity Benefits, and the Belgium JV Equity Obligations as described in the immediately foregoing clause (i).

The Parties hereby agree as follows:

1.                                      Transfer, Acknowledgments, and Certain Agreements.

(a)                                 The Parties acknowledge that the Parties intended that the Belgium JV Equity (including the Belgium JV Equity Benefits and the Belgium JV Equity Obligations) be owned (beneficially and otherwise) as of the Closing solely by the Buyer Parent or an Affiliate of the Buyer Parent.

(b)                                 The Seller hereby assigns, transfers, delivers, and conveys to ID&T Worldwide, and ID&T Worldwide hereby purchases, takes delivery of, and acquires from the Seller, all of the Belgium JV Equity Benefits, free and clear of any Liens. The Seller hereby delegates to ID&T Worldwide, and ID&T Worldwide hereby assumes and shall pay, perform, and otherwise discharge when due, the Belgium JV Equity Obligations. The Parties acknowledge that the transfer of the Belgium JV Equity Benefits and the Belgium JV Equity Obligations pursuant this Section 1(b) is being made in connection with the transactions contemplated by the ID&T Worldwide SPA and the ID&T International SPA and that a portion of the Closing Date Consideration will be allocated to the transfer of the Belgium JV Equity Benefits and the Belgium JV Equity Obligations as contemplated by this Agreement. For the avoidance of doubt, the Parties acknowledge that, other than consideration that the Seller Parties have already received, neither the Seller Parties nor any of their respective Affiliates are entitled to receive any consideration or other payments for the transfer of or otherwise with respect to the Belgium JV Equity Benefits, the Belgium JV Equity Obligations, the Belgium JV Equity, or any equity interest in the Company, in ID&T International, or in any Entity in which the Company or ID&T International directly or indirectly holds an equity interest; it being understood that this sentence will not limit the Parties’ respective obligations to make and rights to receive payments (including cancellation of SFX Shares in respect of any such payments) described in Section 2.9 of the ID&T Worldwide SPA (Treatment of Certain Payments).

(c)                                  The Parties intend that ID&T Worldwide bear the Belgium JV Equity Obligations and be entitled to the Belgium JV Equity Benefits as if the Belgium JV Equity Obligations and the Belgium JV Equity Benefits had been transferred as described in Section 1(b) (such transfer, the “Economic Transfer”) as of immediately after the Closing. Without limiting the generality of Section 4(e), the Parties shall take such actions as are required (i) to ensure that ID&T Worldwide is obligated as if ID&T Worldwide was obligated with respect to the Belgium JV Equity Obligations as of immediately after the Closing and is entitled to the Belgium JV Equity Benefits as if ID&T Worldwide was entitled the Belgium JV Equity Benefits as of immediately after the Closing and (ii) to put the Parties in the same economic position as if the Economic Transfer had occurred as of immediately after the Closing.

(d)                                 The Parties acknowledge that the Buyer Parent or an Affiliate of the Buyer Parent, and not the Seller, (i) will, prior to consummating the transactions contemplated by the Belgium JV Binding Term Sheet, own 50% of the outstanding capital stock of the Belgium JV and (ii) will, subject to the terms of and consummation of the transactions contemplated by the Belgium JV Binding Term Sheet, transfer 37.5% of the outstanding capital stock of the Belgium JV to M&M, reducing the ownership by the Buyer Parent or such Affiliate, as applicable, of the outstanding capital stock of the Belgium JV to 12.5%.

(e)                                  The Seller Parties represent and warrant to the Buyer Parties as follows:

(i)                                     other than the Belgium JV Equity Economic Distribution, none of the Seller Parties nor any of the Seller Parties’ respective Affiliates has taken any action with respect to the transfer of the Belgium JV Equity (or any economic benefit or obligation with respect to the Belgium JV Equity) to the Seller;

(ii)                                  the Seller owns the Belgium JV Equity Benefits free and clear of any Liens; and

(iii)                               to the best of the knowledge of the Seller Parties, the Belgium JV does not currently directly or indirectly conduct, and has not directly or indirectly conducted, any business or operations (and does not directly or indirectly own any assets or have any Liabilities with respect to any business or operations), other than operations relating to Events with respect to the “Tomorrowland” brand.

(f)                                   Notwithstanding anything to the contrary in this Section 1, nothing herein will eliminate or limit any of the Seller Parties’ respective obligations under any of the ID&T International SPA and the ID&T Worldwide SPA (including any indemnification obligations thereunder), whether with respect to any ID&T

International Liability (including under Section 5.6(e) of the ID&T International SPA) or otherwise.

(g)                                  Any Liability that ID&T International, any NAJV Entity, or any Buyer Entity (as defined in the ID&T International SPA, as amended by this Agreement) incurs or sustains arising out of, relating to, or as a result of any Breach of any representations, warranties, or obligations (or any of the foregoing) set forth in this Agreement will be an ID&T International Liability.

(h)                                 Anything contained in this Agreement, the ID&T International SPA or the ID&T Worldwide SPA to the contrary notwithstanding:

(i) the Buyer Parties will indemnify and hold harmless the Seller Parties from and against any loss, cost, damage, expense or claim of any kind arising out of or related to the direct or indirect transfer of Belgium JV Equity as contemplated by this Agreement, the ID&T International SPA or the ID&T Worldwide SPA (including, but not limited to, any claim asserted by M&M related to any failure to obtain the M&M Consent or otherwise), other than any Liability that is an ID&T International Liability by virtue of Section 1(g); and

(ii) except as provided in the last sentence of Section 5.8(b) of the ID&T Worldwide SPA, neither the failure by the Seller or any of the Seller’s Affiliates to obtain the M&M Consent (either with respect to the transactions contemplated by this Agreement or the transactions contemplated by the ID&T International SPA or the ID&T Worldwide SPA) nor any other facts or circumstances arising as a result of the Reorganization (as revised by this Agreement) or the Reorganization Documents will give rise to any claim for indemnification by any Buyer Party, and the Company shall bear any and all Losses with respect thereto, other than any Liability that is an ID&T International Liability by virtue of Section 1(g).

(i)                                     As promptly as practical following the date hereof, the Buyer Parties shall replace the Seller Parties’ designees to the board of directors of the Belgium JV. Notwithstanding their removal as directors of the Belgium JV, the Buyer Parties shall indemnify and hold harmless such directors for any loss, cost, damage, expense or claim of any kind arising out of or related to actions taken by such directors after the Closing Date, in good faith, in their capacity as directors of the Belgium JV.

2.                                      Amendments to ID&T International SPA.

(a)                                 The definition of “Buyer Entity” in the ID&T International SPA is hereby amended and restated in its entirety to read as follows:

“Buyer Entity” means any of the following: (a) the Buyer Parent; (b) any Subsidiary of the Buyer Parent (including the NAJV Entities); (c) any ID&T Worldwide Entity (including ID&T Brazil Eventos, ID&T Brazil Produções, and ID&T Australia); and (d) the Belgium JV.

(b)                                 The definition of “Company Entity” in the ID&T International SPA is hereby amended and restated in its entirety to read as follows:

“Company Entity” means any of the following: (a) the Company; (b) ID&T Brazil Eventos; (c) ID&T USA; (d) ID&T Brazil Produções; (e) ID&T Australia; (f) the Belgium JV (other than for purposes of Article 3) or (g) any Entity in which the Company owns or owned, directly or indirectly as of the relevant time of determination, any capital stock or other equity interests, other than the NAJV Entities and except as provided in the immediately foregoing clause (f).

(c)                                  Section 5.6(c) of the ID&T International SPA is hereby amended and restated in its entirety to read as follows:

(c)                                  [Reserved.]

(d)                                 Section 5.6(e) of the ID&T International SPA is hereby amended and restated in its entirety to read as follows:

(e)                                  Notwithstanding anything to the contrary in this Agreement or in the Amended ID&T Worldwide SPA, any Liability that the Company, any NAJV Entity, or any Buyer Entity incurs or sustains arising out of, relating to, or as a result of the Company’s direct or indirect ownership of the Belgium JV Equity as of any time prior to the Closing will be an ID&T International Liability.

3.                                      Amendments to ID&T Worldwide SPA.

(a)                                 Clause (iv) in the definition of the term “Business” in the ID&T Worldwide SPA is hereby amended and restated in its entirety to read as follows:

(iv) 50% of the outstanding capital stock of the Belgium JV;

(b)                                 Section 2.9(b) of the ID&T Worldwide SPA is hereby amended by deleting the following text from that section: “the Belgium JV Earn-Out Payments, ”.

(c)                                  The first sentence of Section 5.7 of the ID&T Worldwide SPA is hereby amended and restated in its entirety to read as follows:

The Parties shall use their respective commercially reasonable efforts to consummate the transactions contemplated by the Belgium JV Binding Term Sheet, it being understood that the Parent or an Affiliate of the Parent, and not ID&T Holding, (a) will, prior to consummating the transactions contemplated by the Belgium JV Binding Term Sheet, own 50% of the outstanding capital stock of the Belgium JV and (b) will, subject to the terms of and consummation of the transactions contemplated by the Belgium JV Binding Term Sheet, transfer 37.5% of the outstanding capital stock of the Belgium JV to M&M, reducing the ownership by the

Parent or such Affiliate, as applicable, of the outstanding capital stock of the Belgium JV to 12.5%.

(d)                                 Section 5.8(d) of the ID&T Worldwide SPA is hereby amended and restated in its entirety to read as follows:

(d)                                 To the fullest extent permitted by Law after the Closing: (i) the Parent shall cause the Company to indemnify and hold harmless the directors of the Seller and the directors of the Seller’s Affiliates (including the directors of any Company Entity) for any Losses suffered or incurred by such directors arising out of actions taken by such directors, in good faith, to implement the Reorganization pursuant to the Reorganization Plan; and (ii) the Parent shall cause the Company to indemnify and hold harmless the directors of the Seller (in their capacities as directors of the Seller), the directors of the Seller’s Affiliates (including the directors of any Company Entity) (in their capacities as directors of such Affiliate), and ID&T Holding (in ID&T Holding’s capacity as the sole shareholder of ID&T International) for any Losses suffered or incurred by ID&T Holding (in ID&T Holding’s capacity as the sole shareholder of ID&T International) or such directors (in their capacities as such) arising out of the dividend distribution of $7.5 million by ID&T International as set forth in step 34.A of the Reorganization Plan, but (A) only if there has been a ruling from a court of competent jurisdiction that such dividend was improperly made, (B) only to the extent that such dividend rendered ID&T International insolvent, without taking into account the ID&T Brazil Eventos Equity Distribution (as defined in the ID&T International SPA), the ID&T Brazil Produções Distribution (as defined in the ID&T International SPA), and the ID&T Australia Equity Distribution (as defined in the ID&T International SPA), and (C) only up to a maximum of $7.5 million, plus any court awarded or directed interest, in aggregate.

(e)                                  The following text under the heading “ID&T shareholders” in Exhibit H to the ID&T Worldwide SPA is hereby deleted:

•                                          Ownership of 12.5% in Tomorrowland Belgium

(f)                                   The following text in Exhibit H to the ID&T Worldwide SPA is hereby deleted:

ID&T Holding & ID&T International

•                                          Ownership interest in ID&T International

•                                          Ownership interest in the NAJV and rights pursuant to the NAJV Second Amended and Restated LLC Agreement

(g)                                  Step 44.A of the Reorganization Plan (including Tabs 44.A.1 and 44.A.2 thereunder) is hereby deleted from the Reorganization Plan.

4.                                      Miscellaneous.

(a)                                 Defined Terms. Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in the ID&T Worldwide SPA (other than those capitalized terms that are included in the amended provisions of the ID&T International SPA that are amended by Section 2 and other than those capitalized terms that are included in the amended provisions of the ID&T Worldwide SPA that are amended by Section 3).

(b)                                 Incorporation by Reference. The following provisions of the ID&T Worldwide SPA are hereby incorporated by reference as if set forth in full herein, mutatis mutandis: Section 8.1 (Notices); Section 8.3 (Amendments; Waivers); Section 8.5 (Arbitration); Section 8.6 (Governing Law); Section 8.7 (Consent to Jurisdiction and Venue); Section 8.8 (Counterparts); Section 8.9 (No Third-Party Beneficiaries); Section 8.11 (Captions); Section 8.12 (Severability); Section 8.13 (Interpretation; Construction); Section 8.14 (Equitable Relief); and Section 8.15 (Business Days).

(c)                                  Access to Counsel. Each Party acknowledges that such Party has had an adequate opportunity to consult with and to engage such Party’s own legal counsel in connection with the drafting, negotiation, execution, and delivery hereof, discussions relating hereto, and otherwise with respect hereto.

(d)                                 Waiver of Jury Trial. To the extent permitted by Law, each Party irrevocably and unconditionally waives any right that such Party might have to a trial by jury in any Suit arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party acknowledges that: (i) such Party has considered the implications of the waiver in this Section 4(d); (ii) each other Party will continue to rely upon the waiver in this Section 4(d) in such other Party’s future dealings arising out of or relating to this Agreement and the transactions contemplated hereby; and (iii) this provision is a material inducement for each other Party to enter into this Agreement and to consummate the transactions contemplated hereby.

(e)                                  Further Assurances. Each Party shall, without further consideration, prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents, and statements, and take such other actions as might be required by Law or reasonably necessary to effectively carry out the purposes hereof.

(f)                                   Adequate Consideration. Each Party hereby acknowledges that such Party has received adequate consideration in connection with entering into this Agreement and in connection with the transactions contemplated hereby.

(g)                                  Assignment. Each Party shall not, and shall not purport to, assign any of such Party’s rights hereunder, delegate any of such Party’s obligations hereunder, or delegate such Party’s performance in satisfaction of any conditions to any obligations of any other Party hereunder (and shall not enter into any Contract that requires any such assignment or delegation) without the prior written consent of each other Party, and any such purported assignment or delegation without obtaining such written consent will be void.

(h)                                 Entire Agreement. This Agreement, the ID&T Worldwide SPA, the ID&T International SPA, the Ancillary Documents, the Existing NAJV LLC Agreement Surviving Terms, and the NAJV JV Agreement Surviving Terms (i) are a final, complete, and exclusive statement of the agreement and understanding of the Parties with respect of the subject matter hereof, (ii) collectively constitute the entire agreement of the Parties with respect to the subject matter hereof, and (iii) except with respect to the Existing NAJV LLC Agreement, the First Amendment to Existing NAJV LLC Agreement, the Existing NAJV LLC Agreement Surviving Terms, and the NAJV JV Agreement Surviving Terms, supersede, merge, and integrate herein any prior and contemporaneous negotiations, discussions, representations, understandings, and agreements between any of the Parties (including the Option Agreement (including the Side Letter), the Letter Agreement, and the Pre-existing Confidentiality Agreements), whether oral or written, with respect to the subject matter hereof.

(i)                                     Legal Fees. The Buyer agrees to reimburse the Seller Parties for all reasonable fees and disbursements of counsel incurred in connection with the negotiation, execution and consummation of the transactions contemplated by this Agreement.

[Signature page follows.]

The Parties are signing this Agreement as of the Effective Date.

SFX ENTERTAINMENT, INC.

By:	/s/ Richard Rosenstein
Name:
Title:

SFX-IDT N.A. HOLDING II LLC

By:	/s/ Richard Rosenstein
Name:
Title:

SFXE NETHERLANDS HOLDINGS B.V.

By:	/s/ Sheldon Finkel
Name:
Title:

By:	/s/ Mitchell J. Slater
Name:
Title:

Signature Page to Transfer Agreement and Amendment

ID&T NEWHOLDING B.V.
(n/k/a ID&T HOLDING B.V.)

By:	/s/ Sheldon Finkel
Name:
Title:

By:	/s/ Richard Rosenstein
Name:
Title:

ONE OF US HOLDING B.V.

By:	/s/ Duncan Stutterheim
Name:
Title:

By:	/s/ Wouter Tavecchio
Name:
Title:

ONE OF US B.V.

By:	/s/ Duncan Stutterheim
Name:
Title:

By:	/s/ Wouter Tavecchio
Name:
Title:

Signature Page to Transfer Agreement and Amendment